UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAPITOL FEDERAL FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	27-2631712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 South Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John B. Dicus
President and Chief Executive Officer
Capitol Federal Financial, Inc.
700 South Kansas Avenue
Topeka, Kansas 66603
(785) 235-1341
(Name, address, including zip code, and telephone number, including area code, of agent for service) Copy of communications to:

Martin L. Meyrowitz, P.C. Craig M. Scheer, P.C.
Silver, Freedman, Taff & Tiernan LLP
3299 K Street, N.W., Suite 100
Washington, D.C. 20007 (202) 295-4500
(202) 337-5502 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ X ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED Common Stock	AMOUNT TO BE REGISTERED(1) 2,960,881 shares	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(2) $13,105	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE $38,802,346	AMOUNT OF REGISTRATION FEE $4,831

(1)
The shares of common stock being registered are to be offered by certain selling securityholders from time to time. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated in accordance with Rule 457(c), calculated on the basis of $13.105 per share, which was the average of the high and low sales prices per share of the Common Stock on the NASDAQ Stock Market on September 12, 2018.

PROSPECTUS

2,960,881 Shares of Common Stock

This prospectus relates to the offer and sale by the selling securityholders identified in this prospectus, and any of their permitted assignees or transferees, of up to 2,960,881 shares of our common stock.  The selling securityholders acquired these shares in connection with our acquisition of Capital City Bancshares, Inc., or CCB, on August 31, 2018, pursuant to the Agreement and Plan of Merger, dated as of April 30, 2018, which we refer to as the merger agreement, by and between us and CCB.  We are registering the offer and sale of the shares covered by this prospectus to satisfy registration rights we have granted under the merger agreement. We will not receive any of the proceeds from the sale of the shares by the selling securityholders.
An investment in the shares offered by this prospectus involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page 3 of this prospectus, as well as the risk factors and other information contained in the documents we incorporate by reference into this prospectus, before investing in any of the shares offered by this prospectus.  See "Information Incorporated by Reference."
The selling securityholders may offer the shares from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise or at negotiated prices. If the shares offered by this prospectus are sold through underwriters, broker-dealers or agents, the selling securityholders (or the purchasers of the shares as negotiated with the selling securityholders) will be responsible for underwriting discounts or commissions or agent commissions, if any. The registration of the shares does not necessarily mean that any of the shares will be sold by the selling securityholders. The timing and amount of any sale is within each selling securityholder's sole discretion, subject to certain restrictions. See "Plan of Distribution."
Our common stock is listed on the NASDAQ Global Select Market under the symbol CFFN.  The closing price per share of our common stock on September 12, 2018 was $13.10
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
_______________

The date of this prospectus is September 14, 2018.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration, or continuous offering, process.  Under this process, the selling securityholders may from time to time sell or otherwise dispose of the shares described in this prospectus in one or more offerings.
You should rely only on the information contained or incorporated by reference in this prospectus.  We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, our shares only in jurisdictions where it is lawful to do so.  You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of the shares.
All references in this prospectus to "we," "us," "our" or similar references mean Capitol Federal® Financial, Inc. and its consolidated subsidiaries and all references in this prospectus to "Capitol Federal Financial" mean Capitol Federal® Financial, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires.  When we refer to "Capitol Federal® Savings Bank" in this prospectus, we mean our wholly owned subsidiary, Capitol Federal Savings, which is a federally chartered savings bank.  We sometimes refer to Capitol Federal Savings as the "Bank."
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus and the documents incorporated herein by reference are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 expressing our expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "would," "should," "could" or "may," or by variations of such words or by similar expressions.  Such forward-looking statements include our plans, objectives, expectations and intentions and other statements that are not historical facts.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties which may change over time.  In addition to factors discussed in this prospectus under "Risk Factors," the following factors, among others, could cause actual results to differ materially from forward-looking statements:
•
expected cost savings, synergies and other benefits from our acquisition of CCB might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•	changes in economic conditions in our market area;
•	changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities;
•	other governmental initiatives affecting the financial services industry;
•	changes in accounting principles, policies or guidelines;
•	fluctuations in interest rates;
•	demand for loans in our market area;
•	the future earnings and capital levels of the Bank, which would affect our ability to pay dividends in accordance with our dividend policies;
•	competition; and
•	our success at managing the risks involved in the above factors.
Any forward-looking statements are based upon our management's beliefs and assumptions at the time they are made.  Except as required under applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking statements discussed might not occur, and you should not put undue reliance on any forward-looking statements.

iii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that is important to you in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference into this prospectus, before deciding whether to invest in our common stock. You should pay special attention to the "Risk Factors" section of this prospectus to determine whether an investment in our common stock is appropriate for you.
Capitol Federal® Financial, Inc.
Capitol Federal Financial is the savings and loan holding company for Capitol Federal Savings Bank, a federally chartered savings bank that was organized in 1893.  The principal business of Capitol Federal Savings Bank consists of attracting retail deposits from the general public and using such deposits along with wholesale funding from Federal Home Loan Bank Topeka to invest primarily in one- to four-family residential mortgage loans and, to a lesser extent, multi-family residential mortgage loans, mortgage loans secured by commercial real estate and consumer loans.  These funds are also used to purchase mortgage-backed and related securities, U.S. Government agency obligations, municipal bonds and other permissible investments.  Capitol Federal Savings Bank currently conducts its business through its home office located in Topeka, Kansas and 48 branches (38 traditional branches and 10 in-store branches), 44 of which are located in Kansas and 4 of which are located in Missouri.
As of June 30, 2018, we had total consolidated assets of $9.05 billion, deposits of $5.32 billion and stockholders' equity of $1.34 billion.  As discussed below, on August 31, 2018, we completed our acquisition of CCB, which was the 100% owner of Capital City Bank.  As of June 30, 2018, CCB had total assets of $438 million.
Recent Acquisition
On August 31, 2018, pursuant to the Agreement and Plan of Merger, dated as of April 30, 2018 (the "Merger Agreement"), by and between Capitol Federal Financial and CCB, we completed our acquisition of CCB.  CCB was merged with and into Capitol Federal Financial, with Capitol Federal Financial as the surviving entity (the "Merger").  Immediately prior to the Merger, all of the shareholders of Capital City Bank other than CCB (the "Capital City Bank Minority Shareholders") were either cashed out or exchanged each of their shares of Capital City Bank common stock for shares of CCB common stock (the "Exchange"). Upon completion of the Merger, each share of CCB common stock outstanding immediately prior to the Merger converted into the right to receive 3.725 shares of Capitol Federal Financial common stock, with cash paid in lieu of any fractional Capitol Federal Financial shares.
We issued 2,960,881 shares of common stock in the aggregate in the Merger.  This issuance was completed as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").  We are required under the Merger Agreement to register for resale under the Securities Act the shares of common stock we issued in the Merger.
Additional Information
Our principal executive offices are located at 700 S. Kansas Avenue, Topeka, Kansas 66603.  Our telephone number is (785) 235-1341.
Additional information about us is contained in the reports we file with the SEC.  See "Information Incorporated by Reference" and "Where You Can Find More Information."

The Offering

Securities offered by the Selling Securityholders:	The 2,960,881 shares of our common stock issued in connection with the Merger.
Use of Proceeds:	We will not receive any proceeds from the sale of shares covered by this prospectus.
NASDAQ Symbol:	Our common stock is listed on the NASDAQ Global Select Market under the symbol CFFN.

RISK FACTORS
An investment in our common stock is subject to certain risks. You should carefully review the following risk factors before deciding whether an investment in our common stock is suited to your particular circumstances. The risk factors set forth below are not the only risks that may affect us but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. The value or market price of our common stock could decline due to any of these identified or other risks, and you could lose all or part of your investment. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and other filings with the SEC incorporated by reference into this prospectus, before making an investment decision. See "Information Incorporated by Reference."
Risks Relating to Our Business and Operating Environment
We may fail to realize all of the anticipated benefits of our acquisition of CCB.
The success of our acquisition of CCB will depend on, among other things, our ability to realize anticipated cost savings and to combine the businesses of the companies in a manner that does not materially disrupt the existing customer relationships of the companies or result in decreased revenues from customers.  If we are unable to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully, if at all, or may take longer to realize than expected.
Prior to the completion of the acquisition, we and CCB operated independently of one another.  The integration process could result in the loss of key employees, the disruption of each company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the acquisition.  Integration efforts between the companies will also divert management attention and resources.  These integration matters could adversely affect us.
If we fail to successfully integrate CCB into our internal control over financial reporting or if CCB's internal controls are found to be ineffective, the integrity of our financial reporting could be compromised.
As a private company, CCB was not subject to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to internal control over financial reporting, and for a period of time after the consummation of the Merger, the management evaluation and auditor attestation regarding the effectiveness of our internal control over financial reporting may exclude the operations of CCB.  The integration of CCB into our internal control over financial reporting will require significant time and resources from our management and other personnel and will increase our compliance costs.  If we fail to successfully integrate the operations of CCB into our internal control over financial reporting, our internal control over financial reporting might not be effective.  Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our ability to accurately report our financial results, the market's perception of our business and our stock price.  In addition, if CCB's internal controls are found to be ineffective, the integrity of CCB's past financial statements could be adversely impacted.
Many of the loans acquired in the Merger are to commercial borrowers, which have a higher degree of risk than other types of loans.
At June 30, 2018, CCB had $224 million of commercial loans, consisting of $160 million of commercial real estate loans and $64 million of commercial and industrial loans for which real estate is not the primary source of collateral.
These loans typically involve higher principal amounts than other types of loans, and some of our new commercial borrowers that historically worked with CCB have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Because payments on such loans are often dependent on the cash flow of the commercial venture and the successful operation or development of the property or business involved, repayment of such loans is often more sensitive than other types of loans to adverse conditions in the real estate market or the general business climate and economy in one of our markets or in occupancy rates where a property is located. Repayments of loans secured by non-owner-occupied properties depend primarily on the tenant's continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner's ability to repay the loan without the benefit of a rental income stream. Accordingly, a downturn in the real estate market or a challenging business or economic environment may increase our risk related to commercial loans. In addition, many of our commercial real estate loans are not fully amortizing and require large balloon payments upon maturity. Such balloon payments may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment.
Our recently acquired commercial and industrial loans are primarily made based on the identified cash flow of the borrower and secondarily on the collateral underlying the loans. The borrowers' cash flow may prove to be unpredictable, and collateral securing these loans may fluctuate in value. Most often, this collateral consists of accounts receivable, inventory and equipment. Significant adverse changes in a borrower's industries and businesses could cause rapid declines in values of, and collectability associated with, those business assets, which could result in inadequate collateral coverage for our commercial and industrial loans and expose us to future losses. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its clients. Inventory and equipment may depreciate over time, may be difficult to appraise, may be illiquid and may fluctuate in value based on the success of the business. If the cash flow from business operations is reduced, the borrower's ability to repay the loan may be impaired. An increase in specific reserves and charge-offs related to our recently acquired commercial and industrial loan portfolio could have an adverse effect on our business, financial condition, results of operations and future prospects.
The foregoing risks are enhanced as a result of the limited geographic scope of the principal markets of the acquired portfolio. Most of the real estate securing the recently acquired loans is located in Kansas. Because the value of this collateral depends upon local market conditions and is affected by, among other things, neighborhood characteristics, real estate tax rates, the cost of operating the properties, and local governmental regulation, adverse changes in any of these factors in our markets could cause a decline in the value of the collateral securing a significant portion of this loan portfolio. Further, the current concentration of real estate collateral in Kansas limits our ability to diversify the risk of such occurrences.
          Risks Relating to Our Common Stock
The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock when you want or at prices you find attractive.
We cannot predict how our common stock will trade in the future.  The market value of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described or incorporated by reference in this "Risk Factors" section:
•	actual or anticipated quarterly fluctuations in our operating and financial results;
•	fluctuations in the stock prices and operating results of our competitors;
•	changes in financial estimates and recommendations by financial analysts;
•	dispositions, acquisitions and financings;
•	actions of current stockholders, including sales of common stock by existing stockholders and our directors and executive officers;
•	developments related to investigations, proceedings or litigation;
•	regulatory developments; and
•	other developments in the financial services industry.

The market value of our common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations.  These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance.  These broad market fluctuations may adversely affect the market value of our common stock.
There may be future sales of additional common stock or other dilution of our stockholders' equity, which may adversely affect the market price of our common stock.
We are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities.  The market value of our common stock could decline as a result of sales by us of a large number of shares of common stock or similar securities in the market or the perception that such sales could occur.
We may issue debt and equity securities that are senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.
In the future, we may increase our capital resources by entering into debt or debt-like financing or issuing debt or equity securities, which could include issuances of senior notes, subordinated notes or preferred stock.  In the event of the liquidation of Capitol Federal Financial, its lenders and holders of its debt or preferred securities would receive a distribution of Capitol Federal Financial's available assets before distributions to the holders of our common stock.  Our decision to incur debt and issue other securities in future offerings will depend on market conditions and other factors beyond our control.  We cannot predict or estimate the amount, timing or nature of our future offerings and debt financings.  Future offerings could reduce the value of our common stock and dilute the interests of our stockholders.
Regulatory restrictions may limit or prevent us from paying dividends on and repurchasing our common stock.
Capitol Federal Financial is an entity separate and distinct from its subsidiary bank, Capitol Federal Savings Bank, and we derive substantially all of our revenue in the form of dividends from Capitol Federal Savings Bank.  Accordingly, Capitol Federal Financial is and will be dependent upon dividends from Capitol Federal Savings Bank to pay the principal of and interest on its indebtedness, to satisfy its other cash needs and to pay dividends on its common and, if issued, preferred stock.  Capitol Federal Savings Bank's ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements.  In the event Capitol Federal Savings Bank is unable to pay dividends to Capitol Federal Financial, Capitol Federal Financial may not be able to pay dividends on its common or, if issued, preferred stock.  Also, Capitol Federal Financial's right to participate in a distribution of assets upon a subsidiary's liquidation or reorganization is subject to the prior claims of the subsidiary's creditors.
Anti-takeover provisions could negatively impact our stockholders.
Provisions of our articles of incorporation and bylaws, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of us without the consent of our board of directors.  These provisions include restrictions on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors.  Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations for service on the board of directors.  See "Description of Capital Stock–Anti-takeover Effects of Our Organizational Documents and Applicable Law."
USE OF PROCEEDS
All securities sold pursuant to this prospectus will be offered and sold by the selling securityholders.  We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK
We are currently authorized to issue 1,500,000,000 shares of capital stock, consisting of 1,400,000,000 shares of common stock and 100,000,000 shares of preferred stock.  As of September 1, 2018, there were 141,224,516 shares of our common stock outstanding and no shares of our preferred stock outstanding.
Common Stock
General.  Each share of common stock has the same relative rights and is identical in all respects with every other share of common stock.  Common stockholders do not have the right to vote cumulatively in the election of directors.  Subject to any superior rights of any holders of preferred shares, each outstanding share of common stock entitles its holder to such dividends as may be declared from time to time by our board of directors out of legally available funds.  In the event of a liquidation, dissolution or winding up of Capitol Federal Financial, common stockholders will be entitled to their proportionate share of any assets remaining after payment of liabilities and any amounts due to any holders of preferred stock.  Common stockholders have no preemptive rights and no right to convert or exchange their shares of common stock into any other securities.
Stock Exchange Listing.  Our common stock is listed on the NASDAQ Global Select Market under the symbol CFFN.
Transfer Agent.  American Stock Transfer & Trust Company LLC is the transfer agent and registrar for our common stock.
Preferred Stock
Our board of directors is authorized, generally without stockholder approval, to issue from time to time up to 100,000,000 shares of preferred stock (of which no shares are currently outstanding) in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred shares, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of a series.  Our board of directors may, generally without stockholder approval, issue preferred shares with voting and conversion rights that could adversely affect the voting power of common stockholders.  Any preferred shares issued would also rank senior to our common stock as to rights upon liquidation, winding-up or dissolution.  The issuance of convertible preferred shares could have the effect of delaying, deferring or preventing a change in control of our company.  We have no present plans to issue any preferred shares.
Anti-Takeover Effects of the Company's Organizational Documents and Applicable Law

Certain provisions of our articles of incorporation and bylaws and Maryland and federal law may have the effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to extraordinary corporate transactions, such as a merger, reorganization, tender offer, sale or transfer of substantially all assets, or liquidation. These provisions may have the effect of discouraging a future transaction that individual stockholders may believe is in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market price. As a result, if you want to participate in such a transaction, you might not have an opportunity to do so.

Authorized Shares. Our articles of incorporation authorize the issuance of 1,400,000,000 shares of common stock and 100,000,000 shares of preferred stock.  These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options.  However, these additional authorized shares may also be used by the board of directors, consistent with its fiduciary duties, to deter future attempts to gain control of us.  The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rights and liquidation preferences.  As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Voting Limitation.  Our articles of incorporation generally provide that any person who beneficially owns in excess of 10% of the outstanding shares of our common stock may not vote the excess shares. This provision limits the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by a supermajority vote of stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. A corporation may opt-out of the control share statute through a provision in its articles of incorporation or bylaws, which we have done pursuant to our bylaws.  Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock.

Board of Directors.  Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains approximately one-third of the members of the board.  The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year.  The classification of directors, together with the provisions in our articles of incorporation described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our articles of incorporation provide that stockholders may not cumulate their votes in the election of directors.

Our bylaws provide that we will have the number of directors as may be fixed from time to time by our board of directors.  Our bylaws also provide that vacancies on the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is duly elected and qualified.  Our articles of incorporation provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in our articles of incorporation as described above under "-Voting Limitation"), voting together as a single class.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of any class or series of preferred stock.

Special Meetings of Stockholders.  Our bylaws provide that special meetings of stockholders may be called by the President or by the board of directors by vote of a majority of the whole board. In addition, our bylaws provide that a special meeting of stockholders shall be called by the Secretary of Capitol Federal Financial on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting.  Our bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of stockholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter. The bylaws also provide that, unless our articles of incorporation provide otherwise, the holders of any class of our stock, other than common stock, that is entitled to vote generally in the election of directors may act by consent without a meeting if the consent is given in writing or by electronic transmission by the holders entitled to cast the minimum number of votes that would be necessary to approve the action at a meeting of stockholders.

Business Combinations with Certain Persons. Our articles of incorporation provide that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving "interested stockholders" of Capitol Federal Financial require, in addition to any vote required by law, the approval of (i) the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (a) a majority of the disinterested directors have approved the business combination or (b) certain fair price and procedure requirements are satisfied. An "interested stockholder" for purposes of this provision generally means a person who is a greater than 10% stockholder of Capitol Federal Financial or who is an affiliate of Capitol Federal Financial and at any time within the prior two years was a greater than 10% stockholder of Capitol Federal Financial.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a provision in its articles of incorporation. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. Capitol Federal Financial has opted-out of the Maryland business combination statute through a provision in its articles of incorporation.

Amendment of Articles of Incorporation and Bylaws.  Our articles of incorporation may be amended in accordance with the Maryland General Corporation Law, which generally requires the approval of the board of directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our articles of incorporation, however, requires the vote of the holders of at least 80% of the voting power of all of the outstanding shares of capital stock entitled to vote generally in the election of directors, (after giving effect to the 10% voting limitation in our articles of incorporation as described above under "-Voting Limitation"), voting together as a single class. These include provisions relating to: the ability of the board of directors to designate and set the terms of series of preferred stock; the voting limitations on greater than 10% stockholders; the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; indemnification of directors and officers; limitation on liability of directors and officers; and amendments to the articles of incorporation and bylaws. Our articles of incorporation provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized for issuance.

Our bylaws may be amended either by our board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 10% voting limitation in our articles of incorporation as described above under "-Voting Limitation"), voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders not less than 90 days or more than 120 days before the anniversary of the preceding year's annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, we must receive written notice of the proposal no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting date is first made, whichever occurs first.

Our bylaws also provide that we must receive written notice of any stockholder director nomination for a meeting of stockholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days' notice or prior public announcement of the date of the meeting is given or made to stockholders, we must receive notice of the nomination no later than the tenth day following the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting date is first made, whichever occurs first.

Federal Law.  The Home Owners' Loan Act, as amended (the "HOLA"), requires any "savings and loan holding company," as defined in the HOLA, to obtain the approval of the Federal Reserve Board before acquiring more than 5% of our common stock. Any entity that is a holder of more than 25% of our common stock, or a holder of more than 5% if such holder otherwise exercises a "controlling influence" over us, is subject to regulation as a savings and loan holding company under the HOLA. Generally, any person, other than a savings and loan holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our common stock under the Change in Bank Control Act.

SELLING SECURITYHOLDERS
When we refer to the "selling securityholders" in this prospectus, we mean the persons listed in the table below. The selling securityholders and their permitted assignees and transferees may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus.
The selling securityholders initially acquired the shares covered by this prospectus on August 31, 2018 upon completion of the Merger, as described under "Prospectus Summary—Recent Acquisition."  The selling securityholders may, at any time and from time to time, offer and sell pursuant to this prospectus any or all of the shares covered by this prospectus in any type of transaction as more fully described in "Plan of Distribution."
Other than with respect to the issuance by us of the shares covered by this prospectus to the selling securityholders pursuant to the Merger Agreement, none of the selling securityholders has, or within the past three years has had, any position, office, or other material relationship with us or any of our predecessors or affiliates.
Securities Covered by this Prospectus Held by Selling Securityholders
The following table sets forth a list of the selling securityholders and their ownership of shares to be offered pursuant to this prospectus.  We do not know when or in what amounts the selling securityholders may offer such shares for sale. It is possible that the selling securityholders will not sell any or all of the shares offered under this prospectus. Because the selling securityholders may offer all, some or none of the shares pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the selling securityholders after completion of the offering.  For purposes of the table below, we have assumed that the selling securityholders would sell all of the shares held by them and therefore would hold no shares following the offering and hold zero percentage of the shares following the offering.

The information set forth below is based on information provided by the selling securityholders.
Name of Selling Securityholder	Shares of common stock beneficially owned pre- offering	Maximum shares of common stock to be offered	Shares of common stock beneficially owned post- offering	Percentage of outstanding common stock beneficially owned post- offering

Frank C. Sabatini Trust Dated June 17, 1988	1,302,042	1,295,692	6,350	0.0

Maja Company, Inc.	203,295	203,295	--	--

Matthew C. Sabatini	1,158	1,158	--	--

Matthew C. Sabatini Trust Dated July 14, 1957	365,184	365,184

F. Marcus Sabatini Trust Dated September 23, 1955	365,184	365,184	--	--

Daniel M. Sabatini Trust Dated December 26, 1961	365,184	365,184	--	--

Michael W. Sabatini Trust Dated September 27, 1959	365,184	365,184	--	--

Total	2,960,881	2,960,881	--	--

PLAN OF DISTRIBUTION
We are registering the shares issued to the selling securityholders to permit the resale of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling securityholders. We will bear all fees and expenses incident to our obligation to register the shares.
The selling securityholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares may be sold on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions involving crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling shares covered by this prospectus to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal.
In connection with sales of the shares covered by this prospectus or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares short and if such short sales occur after the date of this prospectus, the selling securityholders may deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge our common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our shares made prior to the date of this prospectus.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling securityholders and any broker-dealer or agents participating in the distribution of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Except as indicated otherwise under "Selling Securityholders," each selling securityholder has informed us that it is not a registered broker-dealer or an affiliate of a broker-dealer.  Upon being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares covered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.
Under the securities laws of some states, the shares covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares covered by this prospectus may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling securityholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.
Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares covered by this prospectus by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares covered by this prospectus to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the shares covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such shares.
Pursuant to the terms of the Merger Agreement, we will pay all fees and expenses incident to our obligation to register the shares covered by this prospectus; however, the selling securityholders will pay any and all discounts, selling commissions and fees and expenses of their own counsel in connection with the sale of their shares.
LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 2017, and the effectiveness of Capitol Federal Financial, Inc. and subsidiary's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document.  Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended September 30, 2017

•	Quarterly Report on Form 10-Q	For the quarters ended December 31, 2017, March 31, 2018 and June 30, 2018

•	Current Reports on Form 8-K	Filed on October 18, 2017, January 25, 2018, April 30, 2018, August 30, 2018 and September 5, 2018

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Investor Relations, Capitol Federal® Financial, Inc., 700 S. Topeka Avenue, Topeka, Kansas 66603, telephone number (785) 270-6055. Our SEC filings are also available to the public in the "Investor Relations" section of our website, www.capfed.com. The information on our website is not a part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the SEC's website is www.sec.gov.
Such reports and other information concerning Capitol Federal Financial can also be retrieved by accessing our website (www.capfed.com). Information on our website is not part of this prospectus.
This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

2,960,881 Shares of Common Stock

_______________________________

PROSPECTUS
___________________________

September 14, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

SEC registration fee	$ 4,831
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous	5,000
Total	$ 39,831

Item 15. Indemnification of Directors and Officers.

Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation or its stockholders for money damages except:  (1) to the extent it is proven that the director or officer actually received an improper benefit or profit, for the amount of the improper benefit or profit; or (2) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  The Company's charter contains such a provision, thereby limiting the liability of its directors and officers to the maximum extent permitted by Maryland law.

Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify a director or officer who is made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit; or (3) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that his conduct was unlawful.  The Maryland General Corporation Law provides that where a director or officer is a defendant in a proceeding by or in the right of the corporation, the director or officer may not be indemnified if he or she is found liable to the corporation.  The Maryland General Corporation Law also provides that a director or officer may not be indemnified in respect of any proceeding alleging improper personal benefit in which he or she was found liable on the grounds that personal benefit was improperly received.  A director or officer found liable in a proceeding by or in the right of the corporation or in a proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification of expenses if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 2-418 of the Maryland General Corporation Law provides that unless limited by the charter of a Maryland corporation, a director or an officer who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.  Section 2-418 also provides that a Maryland corporation may advance reasonable expenses to a director or an officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant's charter provides for indemnification of directors and officers to the maximum extent permitted by the Maryland General Corporation Law.

Under a directors' and officers' liability insurance policy, directors and officers of the registrant are insured against certain liabilities.

Item 16. Exhibits.

EXHIBIT NO.	DESCRIPTION
3.1
Charter of Capitol Federal Financial, Inc., as filed on May 6, 2010, as Exhibit 3(i) to Capitol Federal Financial, Inc.'s Registration Statement on Form S-1 (File No. 333-166578) and incorporated herein by reference

3.2	Bylaws of Capitol Federal Financial, Inc., as amended, filed on September 30, 2016, as Exhibit 3.2 to Form 8-K for Capitol Federal Financial Inc. and incorporated herein by reference
5.1	Opinion of Silver, Freedman, Taff & Tiernan LLP as to the legality of the shares being registered
23.1	Consent of Silver, Freedman, Taff & Tiernan LLP (see Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of attorney (set forth on signature page)
.
Item 17. Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)          The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Topeka, State of Kansas, on the 14th day of September, 2018.

CAPITOL FEDERAL FINANCIAL, INC.

By:	/s/ John B. Dicus
John B. Dicus
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

Each person whose signature appears below appoints John B. Dicus and Kent G. Townsend, or either of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/John B. Dicus	/s/Reginald L. Robinson
John B. Dicus, Chairman, President	Reginald L. Robinson, Director
and Chief Executive Officer	Date: September 14, 2018
(Principal Executive Officer)
Date: September 14, 2018
Michael T. McCoy, M.D., Director
/s/Kent G. Townsend	Director
Kent G. Townsend, Executive Vice President,	Date: , 2018
Chief Financial Officer and Treasurer
(Principal Financial Officer)	/s/James G. Morris
Date: September 14, 2018	James G. Morris, Director
Date: September 14, 2018
/s/Jeffrey R. Thompson
Jeffrey R. Thompson, Director
Date: September 14, 2018	Michel' Philipp Cole, Director
Date: , 2018
/s/Jeffrey M. Johnson
Jeffrey M. Johnson, Director	/s/Tara D. Van Houweling
Date: September 14, 2018	Tara D. Van Houweling, First Vice President
and Reporting Director
/s/Morris J. Huey II, Director	(Principal Accounting Officer)
Morris J. Huey II, Director	Date: September 14, 2018
Date: September 14, 2018